Exhibit 19.1

       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                  AS OF 1/31/98

AGGREGATE RECEIVABLES BALANCE       NUMBER OF ACCTS       PERCENT OF             AGGREGATE           PERCENT OF
                                                           NUMBER OF             RECEIVABLE           AGGREGATE
                                                             ACCTS                BALANCE             RECEIVABLE
                                                                                                       BALANCE

1.        5,000  or less                 36,701             70.06%            $59,335,733.61             10.51%

2.        5,000 - 10,000                  6,560             12.52%             46,280,648.92              8.20%

3.       10,000 - 25,000                  5,288             10.09%             82,181,243.12             14.56%

4.       25,000 - 50,000                  2,046              3.91%             71,941,564.97             12.75%

5.       50,000 - 75,000                    675              1.29%             40,961,397.13              7.26%

6.       75,000 - 100,000                   356              0.68%             30,700,775.20              5.44%

7.      100,000 - 250,000                   518              0.99%             80,024,860.77             14.18%

8.      250,000 - 500,000                   149              0.28%             51,561,579.62              9.14%

9.      500,000 - 1,000,000                  70              0.13%             51,150,297.91              9.06%

10.   1,000,000 - 5,000,000                  24              0.05%             50,283,330.17              8.91%

11.     Over  5,000,000                                                                 0.00              0.00%


Total:                                   52,387                              $564,421,431.42

 AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM - IDENTIFIED PORTFOLIO
                                  AS OF 1/31/98


REMAINING INSTALLMENT TERM              NUMBER OF ACCTS              PERCENT             AGGREGATE              PERCENT OF
                                                                   OF NUMBER OF          RECEIVABLES            AGGREGATE
                                                                      ACCTS               BALANCE              RECEIVABLES
                                                                                                                 BALANCE

03 Months or Less                           21,739                     41.50%            $93,997,153.30         16.65%


04 to 06 Months                             17,876                     34.12%            166,806,602.05         29.55%


07 to 09 Months                             11,988                     22.88%            213,768,492.80         37.87%


10 to 12 Months                                591                      1.13%             48,964,419.08          8.68%


13 to 18 Months                                 85                      0.16%             14,225,370.54          2.52%


More than 18 Months                            108                      0.21%             26,659,393.65          4.72%


Total:                                      52,387                                      $564,421,431.42

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                 AS OF 1/31/98

            STATES                                   AGGREGATE                 PERCENTAGE OF
                                                   RECEIVABLES                     AGGREGATE
                                                       BALANCE                   RECEIVABLES
                                                                                     BALANCE

CALIFORNIA                                     $115,268,859.96                        20.42%
TEXAS                                            73,182,504.46                        12.97%
NEW YORK                                         64,582,507.05                        11.44%
NEW JERSEY                                       42,042,759.00                         7.45%
FLORIDA                                          39,818,491.25                         7.05%
PENNSYLVANIA                                     22,505,573.43                         3.99%
GEORGIA                                          17,729,313.87                         3.14%
OHIO                                             16,657,956.65                         2.95%
MASSACHUSETTS                                    16,211,675.65                         2.87%
WASHINGTON                                       15,152,791.05                         2.68%
ILLINOIS                                         14,138,692.14                         2.50%
COLORADO                                         13,282,994.46                         2.35%
MICHIGAN                                         13,206,253.89                         2.34%
SOUTH CAROLINA                                    7,708,473.74                         1.37%
OREGON                                            7,326,882.45                         1.30%
LOUISIANA                                         7,218,106.76                         1.28%
CONNECTICUT                                       6,769,992.84                         1.20%
INDIANA                                           6,017,684.42                         1.07%
ALABAMA                                           5,777,156.27                         1.02%
NORTH CAROLINA                                    5,756,500.21                         1.02%
VIRGINIA                                          5,076,818.96                         0.90%
MINNESOTA                                         4,968,919.57                         0.88%
OKLAHOMA                                          4,888,568.40                         0.87%
MARYLAND                                          4,679,466.40                         0.83%
ARKANSAS                                          4,088,638.16                         0.72%
WEST VIRGINIA                                     3,776,924.92                         0.67%
ARIZONA                                           3,727,893.54                         0.66%
HAWAII                                            3,431,738.10                         0.61%
KENTUCKY                                          3,014,581.08                         0.53%
IDAHO                                             2,748,420.04                         0.49%
NEVADA                                            2,508,061.28                         0.44%
WISCONSIN                                         2,466,578.55                         0.44%
UTAH                                              1,891,384.39                         0.34%
NEW HAMPSHIRE                                     1,638,524.04                         0.29%
MAINE                                             1,581,537.49                         0.28%
RHODE ISLAND                                      1,027,686.82                         0.18%
IOWA                                                901,402.27                         0.16%
MONTANA                                             650,187.52                         0.12%
NEBRASKA                                            422,914.82                         0.07%
WYOMING                                             264,205.14                         0.05%
SOUTH DAKOTA                                        184,960.37                         0.03%
MISSOURI                                             65,633.64                         0.01%
DELAWARE                                             35,339.76                         0.00%
ONTARIO                                              16,093.80                         0.00%
DISTRICT OF COLUMBIA                                  3,337.12                         0.00%
MISSISSIPPI                                           2,681.95                         0.00%
NEW MEXICO                                            1,775.73                         0.00%
ALBERTA                                                 693.15                         0.00%
NORTH DAKOTA                                            607.52                         0.00%
ALASKA                                                  441.60                         0.00%
VIRGIN ISLANDS                                          245.74                         0.00%
Total:                                         $564,421,431.42

                             LOAN LOSS EXPERIENCE(1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                              ONE MONTH                            TWELVE MONTHS
                                                          ENDED JANUARY 31,                      ENDED DECEMBER 31,
                                                                1998                                    1997
                                                                ----                                    ----


Average Month Outstanding Principal Balance                     $531,995                              $562,229

Gross Charge Offs                                                    179                                 1,002


Recoveries                                                            40                                   102


Net Charge Offs                                                      139                                   900

Net Charge Offs as a Percentage of Average
     Month Outstanding Principal Balance                            0.31%    (2)                         0.16%


    (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

    (2)   Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO


                                                                           AT JANUARY 31,             AT DECEMBER 31,
                                                                                1998                      1997
                                                                                ----                      ----

Number of days a loan remains overdue after cancellation of the related insurance policy


              31-89 days                                                       0.84%                    1.17%

              90-270 days                                                      1.00%                    0.93%

              Over 270 days (1)                                                0.00%                    0.00%
                                                                               -----                    -----


                  Total                                                        1.84%                     2.10%
                                                                               =====                     =====



 (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                        ONE MONTH ENDED                     TWELVE MONTHS ENDED
                                                       JANUARY 31, 1998                       DECEMBER 31, 1997
                                                       ----------------                       -----------------


Average Outstanding Principal Balance                       $531,995                               $562,229
Receivables

Interest & Fee Income                                          5,266                                 63,462




Average Revenue Yield                                         11.88%   (1)                           11.29%




(1)  Calculated on an annualized basis.